Exhibit 5.1

ANDREW N. BERNSTEIN, P.C.

ATTORNEY AT LAW

8101 EAST PRENTICE AVENUE, SUITE 890

GREENWOOD VILLAGE, COLORADO 80111

TELEPHONE (303) 770-7131

FACSIMILE (303) 770-7332

E-MAIL: anbpclaw@gmail.com

 Exhibit 5.1

April 20, 2015

Mesa Laboratories, Inc.

12100 West Sixth Avenue

Lakewood, Colorado 80228

Re:	Registration Statement on Form S-3, as amended
SEC File No. 333-202487

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3, as amended, SEC File No. 333-202487 (the “Registration Statement”), filed on or about the date hereof by Mesa Laboratories, Inc., a Colorado corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus referred to therein (each, a “Prospectus Supplement”), of up to an aggregate offering price of $130,000,000, or the equivalent thereof, of shares of the Company’s common stock, no par value per share (the “Common Stock”) and warrants to purchase Common Stock (the “Warrants”) (the Common Stock and the Warrants are collectively referred to herein as the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Report on Form 8-K.

Mesa Laboratories, Inc.

April 20, 2015

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (ix) with respect to shares of Common Stock offered, that there will be sufficient shares of Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance.

Based on such examination, we are of the opinion that:

1.     With respect to the shares of Common Stock, when both: (a) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable; and

2.     With respect to the Warrants to be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent, when both: (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants, the terms of the offering thereof and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive Warrant Agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then (i) the Warrants will constitute valid and legally binding obligations of the Company under the laws of the State of Colorado governing the Warrant Agreement; and (ii) the Warrants will be validly issued, fully paid and nonassessable.

Mesa Laboratories, Inc.

April 20, 2015

Our opinion that any document is legal, valid and binding is qualified as to:

(a)     limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)     rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)     general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Attorneys at our Firm are admitted to the practice of law in the State of Colorado, and we express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours, /s/ ANDREW N. BERNSTEIN, P.C. Andrew N. Bernstein, P.C.